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                                                Aetna Inc.
                                                151 Farmington Avenue
                                                Hartford, CT 06156-3124
April 20, 1999
                                                Julie E. Rockmore
                                                Counsel
                                                Law Division, RE4A
                                                Investments & Financial Services
                                                (860) 273-4686
                                                Fax:  (860) 273-8340

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Aetna Insurance Company of America
    Post-Effective Amendment No. 1 to Registration Statement on Form S-2 Prospectus Title: AICA Guaranteed Account
    File No.  333-49581

Dear Sir or Madam:

The undersigned serves as Counsel to Aetna Insurance Company of America, a Connecticut life insurance company (the "Company"), I have represented the Company in connection with the Guaranteed Account (the "Account") available under certain variable annuity contracts and the S-2 Registration Statement relating to such Account.

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 relating to such Account, including the prospectus, and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Company are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.

I further consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore
Counsel
Aetna Insurance Company of America